EXHIBIT NO. 99.1 TO SCHEDULE 13G
JOINT FILING AGREEMENT
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February 14, 2013
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IJM Family Limited Partnership and Ilissa Marks, hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

IJM FAMILY LIMITED PARTNERSHIP

BY: /s/ Ilissa Marks
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Name/Title:  Ilissa Marks / General Partner, IJM Family Limited Partnership

/s/ Ilissa Marks
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Name/Title: Ilissa Marks
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ATTENTION
Intentional misstatements or omissions of fact constitute Federal Criminal Violations (See 18 U.S.C. 1001).